Exhibit 21.1

List of Subsidiaries

1.	Renovation Investment (Hong Kong) Co., Ltd. (“Renovation”) is a Hong Kong company and is wholly-owned by the Company.

2.	Hangzhou Jiutong Medical Technology Co., Ltd. (“Jiutong Medical”) is a Chinese company and is wholly-owned by Renovation.

3.	Zhejiang Shouantang Pharmaceutical Technology Co., Ltd. (“Shouantang Technology”) is a Chinese company and is wholly-owned by Renovation.

4.	Zhejiang Jiuxin Investment Management Co., Ltd. (“Jiuxin Management”) is a Chinese company and is wholly-owned by Renovation.

5.	Hangzhou JiuxinQianhong Agriculture Development Co., Ltd. (“Qianhong Agriculture”) is a Chinese company and is wholly-owned by Jiuxin Management.

6.	Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd. (“Jiuzhou Pharmacy”) is a Chinese company controlled by Jiuxin Management through contractual arrangements. The following nine companies are wholly-owned by Jiuzhou Pharmacy:

7.	Hangzhou Jiuben Pharmacy Co., Ltd (“Jiuben Pharmacy”)

8.	Hangzhou Jiuli Pharmacy Co., Ltd (“Jiuli Pharmacy”)

9.	Hangzhou Jiuxiang Pharmacy Co., Ltd (“Jiuxiang Pharmacy”)

10.	Hangzhou Jiuheng Pharmacy Co., Ltd (“Jiuheng Pharmacy”)

11.	Hangzhou Jiujiu Pharmacy Co., Ltd (“Jiujiu Pharmacy”)

12.	Hangzhou Jiuyi Pharmacy Co., Ltd (“Jiuyi Pharmacy”)

13.	Hangzhou Jiumu Pharmacy Co., Ltd (“Jiumu Pharmacy”)

14.	Hangzhou Jiurui Pharmacy Co., Ltd (“Jiurui Pharmacy”)

15.	Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (General Partnership) is (“Jiuzhou Clinic”) a Chinese partnership controlled by Jiuxin Management through contractual arrangements.

16.	Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd. (“Jiuzhou Service”) is a Chinese company controlled by Jiuxin Management through contractual arrangements.

17.	Zhejiang Jiuxin Medicine Co., Ltd. (“Jiuxin Medicine”) is a Chinese company and is 90% owned by Jiuzhou Pharmacy.

18.	Hangzhou Jiuyi Medical Technology Co. Ltd. (“Jiuyi Technology”) is a Chinese company and is wholly owned by Renovation

19.	Lin’an Jiuzhou Grand Pharmacy Co. Ltd, (“Lin’anJiuzhou”) is a Chinese company and is wholly owned by Jiuxin Management.

20.	Zhejiang AyiGe Medical Health Management Co., Ltd. is a Chinese company and is 51% owned by Jiuzhou Pharmacy.